UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HEMACARE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3280412 (I.R.S. Employer Identification No.)
15350 Sherman Way, Suite 350 Van Nuys, California (Address of Principal Executive Offices)	91406 (Zip Code)

2006 Equity Incentive Plan
(Full Title of the Plan)

Pete van der Wal, President, Chief
Executive Officer and Chief Financial Officer
HEMACARE CORPORATION
15350 Sherman Way, Suite 350
Van Nuys, California 91406
(Name and Address of Agent for Service)

(818) 226-1968
(Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John McIlvery, Esq.
Stubbs Alderton & Markiles, LLP
15260 Ventura Boulevard, 20th Floor
Sherman Oaks, CA 91403

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, without par value	1,000,000	$0.46	$460,000	$33

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on a per share price of $0.46, the average of the high and low reported sales prices of the Registrant's common stock on the OTCBB on May 14, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Hemacare Corporation, a California corporation (the “Registrant”), relating to 1,000,000 shares of its common stock, without par value (the “Common Stock”), issuable under the 2006 Equity Incentive Plan (the “Plan”), which Common Stock is in addition to the 1,200,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on July 10, 2006 (Registration No. 333-135663) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the  “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Commission on March 23, 2010;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 as filed with the Commission on May13, 2010;

(c)
All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above; and

(d)
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated December 5, 1986, filed with the Commission, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Any information that is furnished in any document incorporated or deemed to be incorporated by reference herein, but that is not deemed “filed” under the Securities Act or the Exchange Act, is not incorporated by reference herein.  Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith.

Exhibit No.	Exhibit Description

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.2	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 20, 2003).

4.3
Rights Agreement dated as of March 3, 1998, between the Company and U.S. Stock Transfer Corporation (incorporated by reference to Exhibit 4 to the Company’s Current Report on Form 8-K filed with the Commission on March 5, 1998).

4.4
Amendment and Extension of Rights Agreement dated as of March 3, 1998, between the Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 24, 2008).

4.5	Form of certificate of Common Stock (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-135663) filed with the Commission on July 10, 2006).

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

10.1	Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 14, 2010).

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of Stubbs Alderton & Markiles, LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, California on May 14, 2010.

HEMACARE CORPORATION
(Registrant)

By:  /s/ Peter van der Wal
Pete van der Wal, President, Chief Executive
Officer and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Pete van der Wal and Lisa Bacerra as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Pete van der Wal Pete van der Wal	President, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	May 14, 2010

/s/ Steven B. Gerber, M.D. Steven B. Gerber, M.D.	Chairman of the Board	May 14, 2010

/s/ Julian L. Steffenhagen Julian L. Steffenhagen	Director	May 14, 2010

/s/ Teresa S. Sligh, M.D. Teresa S. Sligh, M.D.	Director	May 14, 2010

/s/ Terry Van Der Tuuk Terry Van Der Tuuk	Director	May 14, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002).

4.2	Amended and Restated Bylaws, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 20, 2003).

4.3
Rights Agreement dated as of March 3, 1998, between the Company and U.S. Stock Transfer Corporation (incorporated by reference to Exhibit 4 to the Company’s Current Report on Form 8-K filed with the Commission on March 5, 1998).

4.4
Amendment and Extension of Rights Agreement dated as of March 3, 1998, between the Company and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 24, 2008).

4.5	Form of certificate of Common Stock (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-135663) filed with the Commission on July 10, 2006).

5.1	Opinion of Stubbs Alderton & Markiles, LLP.

10.1	Amended and Restated 2006 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 14, 2010).

23.1	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm.

23.2	Consent of Stubbs Alderton & Markiles, LLP (included in its opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page)